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                                                                    EXHIBIT 5(b)
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Variable Annuity Application - Additional Riders                                          Confirmation #
------------------------------------------------
GE Life and Annuity Assurance Company                                                     ------------------------------------------

                                                                                          Complete only if Optional Rider(s)
                                                                                          selected for [Annuity Name].
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1.  Annuitant/Insured (Last, First, M.I.)                Gender [_] M   Riders: [_] Disability [_] Unemployment
                                                                [_] F           [_] Joint Annuitant Life
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Date of Birth (mm-dd-yyyy)             Social Security No.              Telephone No.

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Joint Annuitant/Insured (Last, First, M.I.)              Gender [_] M   Riders: [_] Disability [_] Unemployment
                                                                [_] F           [_] Joint Annuitant Life
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Date of Birth (mm-dd-yyyy)             Social Security No.              Telephone No.

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2. The following section must be completed for the Disability, Unemployment, and Joint Annuitant Life Riders. (Information must be completed on Annuitant and Joint Annuitant even if allocation percentage equals zero. For Joint Annuitants, total coverage must equal 100%)
                                                         Annuitant/Insured          Joint Annuitant/Insured
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   Employer Name
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   Occupation
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   Annual Salary
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   How long at current employer?
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   Are you actively at work?
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   How many hours a week do you currently work?
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   Percentage of rider coverage                                                  %                             %
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   In past 3 years, have you flown, or do you intend to fly, other than as a fare-paying scheduled airline passenger? If "Yes," complete Aviation Questionnaire
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   In the past 3 years have you participated in, or do you intend to participate in any type of land, water or air vehicle racing, parachuting, hang/kite gliding, or skin/
   scuba diving or other hazardous sport? If "Yes," complete Avocation Questionnaire
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3.  Complete for Joint Annuitant Life Rider only.                                                        Annuitant/ Joint Annuitant/

    Medical Information on Proposed Annuitant/Insured (Check/answer all that apply.)                     Insured    Insured
    A. Height/Weight ....................................................................................      /          /
                                                                                                         Yes No     Yes No

    B. In the past 3 years have you had your driver's license revoked or been convicted of, or pled guilty or no contest to
       driving under the influence of alcohol or drugs? If "Yes," provide license number. ______________ [_] [_]    [_] [_]
    C. In the next 2 years do you intend to travel or reside outside of the United States for more than
       4 consecutive weeks?                                                                              [_] [_]    [_] [_]
    D. In the past 10 years have you been hospitalized, treated, or diagnosed by a doctor or practitioner, for stroke, high blood pressure, heart trouble, circulatory problem; nervous system or mental disorder; drug or alcohol abuse; diabetes; tumor, cancer or other malignancy; disorder
       of the digestive system; kidney or liver disease?                                                 [_] [_]    [_] [_]
    E. Have you had any life, disability, or health insurance declined, or have you been offered a
       modified, substandard, or rated policy?  (Does not apply to MO residents.)                        [_] [_]    [_] [_]
    F. In the past 10 years, have you had diagnosis of AIDS (Acquired Immune Deficiency Syndrome) made
       by a member of the medical profession? (Does not apply to DE or NV residents.)                    [_] [_]    [_] [_]
    G. If the answer to any part of any question above was "Yes," give details here. (Use a separate sheet if needed.)

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                                                 Annuitant                                      Joint Annuitant
    J. Full Name and Address
       of Personal Physician
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       Reason For and Date of
       Last Consultation (Visit)
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GE Life and Annuity Assurance Company . 6610 West Broad Street . Richmond, VA 23230 . 804 281-6000
18087RDR 8/2001 GE Life and Annuity Assurance Company              Page 1 of 3
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
                                                                                          ------------------------------------------
Variable Annuity Application - Additional Riders                                          Confirmation #
------------------------------------------------
GE Life and Annuity Assurance Company                                                     ------------------------------------------
                                                                                          Complete only if Optional Rider(s)
                                                                                          selected for [Annuity Name].

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Agreement
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All answers to the questions in this application and any medical examinations required, are complete and true to the best of my knowledge and belief. No information has been furnished which is not recorded in those answers. I agree that:

1. The answers to those questions, together with this agreement, are the basis for issuing any contract. No information has been furnished which is not recorded in the answers.
2. Except as otherwise provided in the Conditional Receipt, insurance does not take effect until I pay the initial purchase payment and the contract is delivered to me while all persons proposed for insurance are insurable under the Company's published underwriting rules.
3. To the extent permitted by law, I waive all rights that control the disclosure of medical information.
4. The Company is not bound by any knowledge or statement made to any agent, broker or other representative unless set forth in this application.
5. I acknowledge receipt and I have read the Investigative Consumer Report Notice, the Medical Information Bureau Disclosure Notice
   and the Notice of Insurance Information Practices (in the states that require it).

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Fraud and Disclosure Statements
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ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE
On written request, the Company will provide to the Contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 20 days after delivery, and the Contract Value will be returned.

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO AND PENNSYLVANIA RESIDENTS, PLEASE NOTE: Any
person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

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Authorization
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I authorize any physician, medical professional, hospital, clinic or medical care institution, to disclose to GE Life and Annuity
Assurance Company (the Company), its reinsurers, or any consumer reporting agency acting on its behalf, information about me. I also authorize the Medical Information Bureau, any consumer reporting agency, insurer, reinsurer, employer, relative, friend or neighbor to do likewise. The above parties are authorized to disclose information relating to employment, other insurance coverage, past and present physical, mental, drug and/or alcohol conditions, character, habits, avocations, finances, general reputation, credit and other personal characteristics.

I authorize the Company to obtain a copy of my motor vehicle record from the Department of Motor Vehicles or other appropriate state agency.

I understand that the Company will collect this information for the purpose of determining eligibility for insurance. I also understand that the Company may review this information in connection with claims that are later submitted to it.

I agree that this authorization will be valid for two and one-half years (valid for twenty-six months in WV) from the date it is signed or for the duration of the claim.

I know that I, or my authorized representative, have a right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

If an investigative consumer report is prepared in connection with my application, [_] I request to be interviewed in connection with that report.

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State In Which
Application Signed
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Signature of Individual                                                                                    Date (mm-dd-yyyy)
Annuitant/Insured
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Signature of Individual                                                                                    Date (mm-dd-yyyy)
Joint Annuitant/Insured
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Signature of Registered                                                                                    Date (mm-dd-yyyy)
Representative
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Signature of Other                                                                                         Date (mm-dd-yyyy)
Registered Representative
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GE Life and Annuity Assurance Company . 6610 West Broad Street . Richmond, VA 23230 . 804 281-6000
18087RDR 8/2001 GE Life and Annuity Assurance Company               Page 2 of 3
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